Pricing Supplement No.                      A0037
Dated                                       June 25, 2004
Rule 424(b)(3)
File No.                                    333-106272

(To Prospectus dated June 30, 2003 and
Prospectus Supplement dated July 11, 2003)

                                    CITIGROUP GLOBAL MARKETS HOLDINGS INC.

Medium-Term Notes, Series A (Registered Notes)
Due Nine Months or More from the Date of Issue

Principal Amount or Face Amount:            $50,000,000.00
Issue Price:                                51.40%
Proceeds to Company on original issuance:   $25,700,000.00
Commission:                                 $0.00
Agent's capacity on original issuance:
         Citigroup Global Markets Inc.:     $50,000,000.00

Citigroup Global Markets Inc.'s capacity on original issuance: As Agent
If as principal
       | |  The Registered Notes are being offered at varying prices related to prevailing market prices at the time of resale.
       | | The Registered Notes are being offered at a fixed initial public offering price % of Principal Amount or Face Amount.

Form of Note:                               Global
Original Issue Date:                        July 1, 2004
Stated Maturity:                            September 7, 2016
Specified Currency:
(If other than U.S. Dollars)
Authorized Denominations:
(If other than as set forth
in the Prospectus Supplement)
Interest Payment Dates:                      N/A

First Interest Payment Date:                 N/A
Accrue to Pay:                               N/A
Indexed Principal Note:
Type of Interest on Note:                    N/A
Interest Rate (Fixed Rate Notes):            N/A
Base Rate (Floating Rate Notes):             N/A
Calculation Agent:                           Citibank
Computation of Interest:                     N/A
(If other than as set forth
in the Prospectus Supplement)
Interest Reset Dates:                        N/A
Rate Determination Dates:                    N/A
(If other than as set forth
in the Prospectus Supplement)
Index Maturity:                              N/A
Spread:                                      N/A
Spread Multiplier:
Change in Spread, Spread Multiplier
or Fixed Interest Rate prior
to Stated Maturity:                          No
Maximum Interest Rate:
Minimum Interest Rate:
Amortizing Note:                             No
Renewable Note:                              No
Optional Extension of Maturity:              No

Optional Redemption:                         No
   Optional Redemption Dates:
   Redemption Prices:
   Redemption:

Optional Repayment:                          No
         Optional Repayment Dates:
         Optional Repayment Prices:

Discount Note:                               Yes
         Total Amount of OID:                $24,300,000.00

CUSIP:                                       17307EBE2